UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2014

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Share Purchase Agreement

On November 9, 2014, Lionbridge International (the "Buyer"), a subsidiary of Lionbridge Technologies, Inc. (the "Company"), entered into a Share Purchase Agreement (the "Share Agreement") with certain individuals and entities (hereinafter, collectively the "Sellers") consisting of (a) certain investors of Zurmont Madison Private Equity L.P., (b) CHD Coinvest Ltd., and (c) certain additional management shareholders as listed in the Share Agreement. The Share Agreement provides for the purchase by Buyer of CLS Communication AG and related companies through the purchase of all of the outstanding shares of Tuscany Holding AG and approximately 30.7% of the shares of CLS Corporate Language Services Holdings AG (the "Purchased Shares").

The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, Buyer will purchase the Purchased Shares for a purchase price of CHF 74,000,000, subject to adjustments for closing working capital, cash positions and other customary closing events. The consideration is expected to be satisfied using the Company's existing cash resources and an expanded credit facility. The Company expects to close the transaction in early 2015.

A copy of the Share Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary description of the terms of the transaction is qualified in its entirety by reference to the Share Agreement.

The Company issued a press release regarding its agreement to acquire CLS Communication on November 10, 2014, which is attached as Exhibit 99.1 to this report.

Commitment Letter and Term Sheet

In connection with the execution of the Share Agreement, the Company received a Commitment Letter dated as of November 8, 2014 (the "Commitment Letter") and Term Sheet from HSBC USA National Association. The Commitment Letter provides for a 5-year $100 million revolving credit facility and a 5-year $35 million term facility (together with the revolving credit facility, the "Facility"). The Facility will be secured by all of the assets of the Company and its domestic subsidiaries, and will be subject to certain pledges by certain of the Company’s foreign subsidiaries. The Facility will be subject to customary representations, warranties and covenants and the closing of the Facility is subject to the satisfaction of customary closing conditions.

A copy of each of the Commitment Letter and Term Sheet is attached hereto as Exhibit 10.1 and Exhibit 10.2 and is incorporated herein by reference. The foregoing summary description of the terms of the Facility is qualified in its entirety by reference to the Commitment Letter and the Term Sheet.

Item 9.01 Financial Statements and Exhibits.

Attached as Exhibit 99.1 is a press release dated as of November 10, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

November 10, 2014	By:	Margaret A. Shukur

Name: Margaret A. Shukur
Title: Senior VP, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Share Purchase Agreement dated November 9, 2014
10.1	Commitment Letter dated November 8, 2014
10.2	Term Sheet dated November 8, 2014
99.1	Press Release dated November 10, 2014